Exhibit 99.2
STATEMENT OF DEBENTURES OUTSTANDING AS AT MARCH 31, 2011 (UNAUDITED)
Canada Pension Plan Fund (A)

			Amount
	Date	Maturity	Outstanding		Coupon	Canadian
Series	Of Issue	Date	(in thousands)		Rate	Dollars
C34	01-May-92	02-Jul-11	78,408,000	CAD	9.920	78,408,000
C35	03-May-93	02-Jul-12	55,808,000	CAD	9.370	55,808,000
C36	01-Mar-99	01-Mar-19	27,102,000	CAD	5.870	27,102,000
C37	03-Mar-00	03-Mar-20	73,922,000	CAD	6.610	73,922,000
C38	02-Mar-01	02-Mar-21	78,277,000	CAD	6.400	78,277,000
C39	01-Mar-02	01-Mar-22	96,251,000	CAD	6.400	96,251,000
C40 (C)	01-Mar-04	01-Mar-24	90,597,000	CAD	5.390	90,597,000
C41	02-Jan-05	02-Jan-25	85,762,000	CAD	5.270	85,762,000
C42	03-Mar-06	03-Mar-36	91,752,000	CAD	4.700	91,752,000
C43	02-Mar-07	03-Mar-37	109,641,000	CAD	4.570	109,641,000
C44	02-Mar-08	02-Mar-38	81,516,000	CAD	4.850	81,516,000
C45	01-Dec-08	01-Dec-38	78,450,000	CAD	5.370	78,450,000
C46	01-Mar-10	01-Mar-40	85,218,000	CAD	4.820	85,218,000
C47	01-Aug-10	01-Aug-40	$46,648,000	CAD	4.720	$46,648,000
			$1,079,352,000			$1,079,352,000

STATEMENT OF DEBENTURES OUTSTANDING AS AT MARCH 31, 2011 (UNAUDITED)
Medium-Term Promissory Notes

	Date of	Maturity	Amount		Coupon	Canadian
Series	Original Issue	Date	Outstanding		Rate	Dollars
P21	30-Oct-97	14-Mar-14	$44,000,000	CAD	9.000	$44,000,000
P78 (C)	02-Sep-03	01-Jun-17	50,000,000	CAD	5.460	50,000,000
P102 (C)	26-Apr-06	01-Jun-13	630,000,000	CAD	4.500	630,000,000
P103 (C)	24-Oct-06	24-Oct-21	200,000,000	CAD	4.450	200,000,000
P105	04-Dec-08	01-Jun-12	425,000,000	CAD	3.00	425,000,000
P106	31-Mar-09	01-Mar-13	200,000,000	CAD	2.50	200,000,000
P107	3-Dec-09	3-Dec-14	350,000,000	CAD	FRN	350,000,000
P108	3-Dec-09	3-Mar-13	250,000,000	CAD	FRN	250,000,000
P109	29-Dec-10	29-Dec-17	15,000,000	CAD	Step-up	15,000,000
P110	09-Feb-11	09-Feb-18	15,000,000	CAD	Step-up	15,000,000
			$2,179,000,000			$2,179,000,000

STATEMENT OF DEBENTURES OUTSTANDING AS AT MARCH 31, 2011 (UNAUDITED)
Payable in Canadian dollars

	Date of	Maturity	Amount			Canadian
Series	Original Issue	Date	Outstanding		Rate	Dollars
9K	30-Jan-92	30-Jan-22	$200,000,000	CAD	9.600	$200,000,000
9Z	03-Oct-97	01-Jun-27	550,000,000	CAD	6.600	550,000,000
B1	14-May-01	01-Jun-11	650,000,000	CAD	6.250	650,000,000
B2	12-Jun-01	01-Dec-31	300,000,000	CAD	6.600	300,000,000
B5	01-Dec-03	01-Jun-33	600,000,000	CAD	5.800	600,000,000
B6	14-Jan-05	14-Jan-15	200,000,000	CAD	4.700	200,000,000
B7	30-Jun-05	01-Jun-35	350,000,000	CAD	4.900	350,000,000
B8	25-Jan-06	01-Jun-37	750,000,000	CAD	4.500	750,000,000
B9	18-Aug-06	18-Aug-16	300,000,000	CAD	4.600	300,000,000
D2	25-Nov-09	25-Nov-19	900,000,000	CAD	4.150	900,000,000
D3	14-Dec-09	14-Jun-41	950,000,000	CAD	4.700	950,000,000
D5	08-Mar-11	01-Jun-21	400,000,000	CAD	4.150	400,000,000
Total Payable in Canadian dollars			$6,150,000,000			$6,150,000,000

STATEMENT OF DEBENTURES OUTSTANDING AS AT MARCH 31, 2011 (UNAUDITED)
Payable in Pound Sterling

	Date	Maturity	Amount			Equivalent
Series	Of Issue	Date	Outstanding		Rate	in Canadian Dollars
8C (D)	31-Oct-81	31-Oct-11	£23,250,000	GBP	16.75	$56,283,147
8P (D)	18-Apr-84	18-Apr-19	60,000,000	GBP	11.75	114,386,580

			£83,250,000			$170,669,727

Adjustments relating to swap agreements			£(83,250,000)			$(170,669,727)

Total Payable in Pound Sterling			—			—

STATEMENT OF DEBENTURES OUTSTANDING AS AT MARCH 31, 2011 (UNAUDITED)
Payable in United States Dollars

	Date	Maturity	Amount			Equivalent
Series	Of Issue	Date	Outstanding		Rate	in Canadian Dollars
Hedged
9N (D)	27-Jul-93	27-Jul-13	$300,000,000	USD	7.250	$299,850,000
8V (D)	15-Mar-86	15-Mar-16	150,000,000	USD	8.875	205,725,000
9B (D)	01-Feb-89	01-Feb-19	200,000,000	USD	9.500	198,000,000
9C (D)	01-Jul-89	01-Jul-19	200,000,000	USD	8.875	199,900,000
9D (D)	15-Nov-89	15-Nov-19	244,000,000	USD	8.250	246,318,000
9E (D)	01-Mar-90	01-Mar-20	300,000,000	USD	9.250	409,200,000
9J (D)	01-May-91	01-May-21	300,000,000	USD	9.125	312,002,107
9L (D)	01-Apr-92	01-Apr-22	300,000,000	USD	8.750	379,516,788
9M (D)	30-Jul-92	30-Jul-22	300,000,000	USD	8.250	329,310,000
B4 (C)(D)	26-Feb-02	27-Feb-12	500,000,000	USD	5.750	795,000,000
D1 (C)(D)	26-Jan-07	26-Jan-17	500,000,000	USD	5.125	586,500,000
D4 (C)(D)	21-Jul-10	21-Jul-15	750,000,000	USD	2.375	771,750,000

			4,044,000,000,			4,733,071,894

Adjustments relating to swap agreements			(4,044,000,000)			(4,733,071,894)

Total Payable in USD:			—			—

LONG TERM TOTAL						$14,312,093,620

(A)	Debentures held by the Canada Pension Plan Fund are payable up to 30 years after their respective dated of issue, are not negotiable, not transferable or assignable, but are redeemable in whole or in part before maturity at the option of the Minister of Finance of Canada, on six months’ prior notice when he deems it necessary in order to meet the requirements of the Canada Pension Plan.

(B)	For designated sinking funds, payments normally commence on the first anniversary date of the issue of the debenture and are designed to retire the debt over the term of the issue. Sinking Fund investments consist primarily of debentures of the Province of Nova Scotia, other provincial governments and the Government of Canada.

(C)	The Province has executed swap contracts to convert certain interest payments from a fixed to floating for the fiscal year ended March 31, 2011.

(D)	The Province has executed currency swap contracts to convert foreign denominated debt into Canadian denominated debt.